UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 9, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Arch Capital Group Ltd. (the “Company”) appointed W. Preston Hutchings as Senior Vice President and Chief Investment Officer of the Company, effective July 1, 2005.  In connection with such appointment, the Company and Mr. Hutchings entered into a letter agreement of employment (the “Employment Letter”), which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Under the Employment Letter, Mr. Hutching’s employment period will begin on July 1, 2005 and will continue until either party provides written notice of termination to the other party of at least one month (subject to earlier termination as provided under The Employment Act 2000).  The Employment Letter provides for an annual base salary of $400,000, and an annual performance bonus opportunity to be determined by the Board of Directors of the Company.  The target rate for the annual bonus will be 100% of the base salary rate, subject to a maximum amount of 200% of the base salary rate.

The Employment Letter also provides that, on July 1, 2005, the Company will grant to Mr. Hucthings an option to purchase 50,000 common shares of the Company at a purchase price per share equal to the closing market price of the Company’s shares on the date of grant.  Subject to the provisions of the award agreement, the option will vest and become exercisable in three equal annual installments commencing on the date of grant.  In addition, on July 1, 2005, the Company will grant to Mr. Hutchings 12,500 restricted common shares of the Company, which, subject to the provisions of the award agreement, will vest on the fifth anniversary of the date of grant.

ITEM 7.01             Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on June 9, 2005 announcing the appointment of W. Preston Hutchings as Senior Vice President and Chief Investment Officer of the Company.

The information in this Item 7.01 of Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Employment Letter Agreement, dated as of May 29, 2005, between W. Preston Hutchings and the Company
99.1	Press Release dated June 9, 2005 announcing the appointment of W. Preston Hutchings as Senior Vice President and Chief Investment Officer of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: June 9, 2005	By:	/s/ John D. Vollaro
Name: John D. Vollaro
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Employment Letter Agreement, dated as of May 29, 2005, between W. Preston Hutchings and the Company
99.1	Press Release dated June 9, 2005 announcing the appointment of W. Preston Hutchings as Senior Vice President and Chief Investment Officer of the Company